UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DERMA SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2014

To the Stockholders of Derma Sciences, Inc.:

The Annual Meeting of Stockholders (the “Meeting”) of Derma Sciences, Inc., a Delaware corporation (the “Company”), will be held on May 20, 2014, at 3:00 pm, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, for the following purposes:

1.	To elect eight directors for the year following the Meeting or until their successors are elected;
2.	To consider and vote upon the proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 35,000,000 to 50,000,000;
3.	To consider and vote upon an amendment to the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan to increase the number of shares available for issuance thereunder in the amount of 1,500,000 shares, from 4,500,000 to 6,000,000 shares;
4.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);
5.	To consider and vote upon ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and
6.	To transact such other business as may properly come before the Meeting or any adjournments or postponements, thereof.

Only stockholders of record at the close of business on April 1, 2014, are entitled to notice of and to vote at the Meeting and at any adjournments or postponements of the Meeting.

All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, your vote is important. In an effort to facilitate the voting process, we are pleased to avail ourselves of Securities and Exchange Commission rules that allow proxy materials to be furnished to stockholders on the Internet. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was mailed to you on or about April 9, 2014, or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone. Your promptness in voting by proxy will assist in its expeditious and orderly processing and will assure that you are represented at the Meeting. Proxies are being solicited on behalf of the Board of Directors. If you vote by proxy, you may nevertheless attend the Meeting and vote your shares in person.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, WHICH WAS MAILED TO YOU ON OR ABOUT APRIL 9, 2014, OR, IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN ALSO VOTE BY MAIL OR BY TELEPHONE.

By Order of the Board of Directors,
DERMA SCIENCES, INC.
/s/ Edward J. Quilty
Chairman of the Board, President and
Chief Executive Officer

DERMA SCIENCES, INC.
214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2014

PROXY STATEMENT

The Board of Directors (the “Board” or the “Board of Directors”) of Derma Sciences, Inc. (the “Company,” “Derma Sciences,” “we,” “us” or “our”) has made these materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Stockholders (the “Meeting”) to be held at 3:00 pm, on Tuesday, May 20, 2014, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth under the headings Proposal 1 — Election of Directors, Proposal 2 — Amendment to Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock, Proposal 3 — Amendment to the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan, Proposal 4 — Advisory Vote on the Compensation of Our Named Executive Officers and Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm below and in the Notice of Annual Meeting of Stockholders. Stockholders are requested to promptly vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, which was mailed to you on or about April 9, 2014. If you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

The close of business on April 1, 2014, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had the following shares issued, outstanding and entitled to vote:

•	25,131,673 shares of common stock, par value $0.01 per share (“Common Stock”);
•	18,598 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and
•	54,734 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock,” together with the Series A Preferred Stock, the “Preferred Stock”).

The foregoing shares of Common Stock and Preferred Stock are collectively referred to herein as the “Shares.” Holders of the Shares are entitled to one vote for each share held of record. The Shares are the only voting securities of the Company.

The presence at the Meeting, in person or by proxy, of the holders of 12,602,503 Shares (a majority of the aggregate number of shares of Common Stock and Preferred Stock issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. Proxies marked “ABSTAIN” and Broker Non-Votes (as defined below), if any, will be counted in determining the presence of a quorum.

If the on-line or paper form of proxy is executed properly and submitted, Shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, Shares will be voted “FOR” the election as directors of those nominees named in the proxy, “FOR” the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock to 50,000,000, “FOR” the amendment to the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan to increase the number of shares available for issuance thereunder in the amount of 1,500,000 shares, from 4,500,000 to 6,000,000 shares, “FOR” the compensation of our named executive officers and “FOR” ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

If your Shares are held in street name and you do not provide voting instructions to the broker or other nominee that holds your Shares, the broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted Shares for Proposal No. 5, the ratification of our independent public accountant, but does not have authority to vote your unvoted Shares for Proposal No. 1, the election of directors, Proposal No. 2, the amendment of the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock, Proposal No. 3, the amendment to the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan to increase the number of shares available for issuance thereunder or Proposal No. 4, the advisory vote on the compensation of our named executive officers. We encourage you to provide voting instructions. This ensures your Shares will be voted at the Meeting in the manner you desire. If your broker cannot vote your Shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a broker non-vote (“Broker Non-Votes”).

A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by submission of a proxy bearing a later date. Any stockholder may attend the Meeting and vote in person whether or not a proxy was previously submitted.

For Proposal No. 1, the nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the election of directors, except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes.

Adoption of Proposal No. 2 requires the affirmative vote of a majority of the total number of outstanding shares of the Common Stock and Preferred Stock, voting together as a single class. In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions and Broker Non-Votes will be counted and will have the same effect as votes against the proposals.

Adoption of Proposals No. 3 and No. 5 require the affirmative vote of a majority of the total number of votes cast for each of these proposals. In determining whether Proposals No. 3 and No. 5 have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as vote against the proposals, and Broker Non-Votes, if any, will have no effect on the votes for the proposals.

Adoption of Proposal No. 4 requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as either votes cast for or against this proposal.

The Notice of Annual Meeting, this proxy statement (this “Proxy Statement”), the accompanying proxy card and our Annual Report on Form 10-K are being made available on the Internet at https://materials.proxyvote.com/249827 through the notice and access process and, upon request, mailed to our stockholders on or about April 9, 2014. The expense of solicitation will be borne by the Company. The solicitation of proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding Shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding proxies and proxy materials to the beneficial owners of such Shares. In addition, we have retained Morrow & Co., LLC, a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be approximately $10,000, plus reimbursement of out-of-pocket expenses. Morrow & Co., LLC may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail.

PROPOSAL 1 — ELECTION OF DIRECTORS

A board of eight directors will be elected at the Meeting by the stockholders of the Company to hold office until their successors have been elected and qualified. As previously disclosed, Paul M. Gilbert, resigned as a director, effective March 21, 2014, and has therefore not been nominated for re-election at the Meeting. Effective upon Mr. Gilbert’s resignation, the Board determined that the size of the Board would decrease to eight to eliminate the vacancy.

It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board.

The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation
Edward J. Quilty	63	March 1996	Chairman of the Board, President and Chief Executive Officer of the Company
Srini Conjeevaram(1)(6)	55	May 1998	Director, Managing Director of SC Capital Management, LLC
Stephen T. Wills, CPA, MST(2)(4)	57	May 2000	Lead Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer of Palatin Technologies, Inc.
C. Richard Stafford, Esq.(1)(6)	78	May 2002	Director, Consultant to the pharmaceutical industry
Robert G. Moussa(5)(6)	67	May 2005	Director, President and Chief Executive Officer of Dilon Technologies, Inc.
Bruce F. Wesson(1)(3)	71	May 2006	Vice Lead Director, Galen Partners Founder and Senior Advisor
Brett D. Hewlett	51	February 2010	Director, Chief Executive Officer of Comvita Limited
Amy Paul(4)	62	May 2013	Director, Former Group Vice President – International of C.R. Bard, Inc.

(1)	Member Audit Committee.
(2)	Chairman Audit Committee.
(3)	Chairman Nominating and Corporate Governance Committee.
(4)	Member Compensation Committee.
(5)	Chairman Compensation Committee.
(6)	Member Nominating and Corporate Governance Committee.

Information Relative to Directors and Nominees

Edward J. Quilty has served as our Chief Executive Officer since November 1998, Chairman of the Board since May 1996 and as a director since March 1996. In September 2013, Mr. Quilty was appointed as a director of Comvita Limited (“Comvita”), a publicly listed natural products and life sciences company headquartered in New Zealand (NZSX:CVT). Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a publicly traded biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, from November 1995 until May 2000. During the period November 1998 through May 2000, Mr. Quilty held the Chief Executive Officer positions at both Derma Sciences and Palatin Technologies, Inc. From July 1994 through November 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard, Inc. in November 1995. From March 1992 through July 1994, Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a publicly traded developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. During the period January 1987 through September 1991 Mr. Quilty served as Vice President — Sales and Marketing, and later as Executive Vice President (in which capacity he shared the office of the President), with McGaw Laboratories, a pharmaceutical and medical device company. Previously, he served from 1974 in a variety of sales, marketing and management positions with Baxter/American Hospital Supply Corporation. Mr. Quilty has over 35 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. He earned a Bachelor of Science degree from Missouri State University, Springfield, Missouri in 1973 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

We believe that Mr. Quilty’s qualifications to serve on our Board of Directors include his over fifteen years of industry and management experience with our Company and his extensive expertise in the wound care and specialty medical products industry.

Srini Conjeevaram has served as a director of Derma Sciences since May 1998. Mr. Conjeevaram is Vice President of Hospital Relationships at Penumbra, Inc., a neurovascular medical device company. Mr. Conjeevaram is also Managing Director of SC Capital Management, LLC, a management company that manages growth-equity fund investments in privately-held healthcare companies. From 1991 through March 2006, he was with Galen Associates, focusing on growth equity healthcare investments, becoming a General Partner in 1996. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. Mr. Conjeevaram earned a Bachelor of Science degree in Mechanical Engineering from Madras University, India, a Master of Science degree in Mechanical Engineering from Stanford University, and a Master of Business Administration from Indiana University.

We believe that Mr. Conjeevaram’s qualifications to serve on our Board of Directors include his many years of experience with financing and growth planning for healthcare companies.

Stephen T. Wills, CPA, MST has served as lead director and a director of Derma Sciences since July 2008 and May 2000, respectively. He also served as our Chief Financial Officer from July 1997 and Vice President from November 1997 until his resignation from these positions in July 2000. Mr. Wills currently serves as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills currently serves as a director and audit chairman for Miami International Holdings, LLC, a development stage option trading exchange company located in Princeton, New Jersey. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

We believe that Mr. Wills’ qualifications to serve on our Board of Directors include his extensive and varied financial and management experience, his substantial experience with our Company and his strong technological background within the biopharmaceutical industry.

C. Richard Stafford, Esq. has served as a director of Derma Sciences since May 2002. Mr. Stafford is a consultant to the pharmaceutical industry. Previously, he was Vice President for Corporate Development and a member of the operating committee of Carter-Wallace, Inc., a multinational manufacturer of pharmaceutical, toiletry and diagnostic products. Prior to joining Carter-Wallace, Inc. in 1977, Mr. Stafford was President of Caithness Corporation, a natural resources development firm, and an adjunct professor of law at New York University Law School. Mr. Stafford earned his Bachelor of Arts, cum laude, from Harvard College, his Bachelor of Laws from Harvard Law School and his Master of Laws from New York University Law School.

We believe that Mr. Stafford’s qualifications to serve on our Board of Directors include his managerial expertise and his many years of high level legal experience in the representation of leading pharmaceutical concerns.

Robert G. Moussa has served as a director of Derma Sciences since May 2005. Mr. Moussa is the Chairman, President and Chief Executive Officer of Dilon Technologies, Inc., makers of a gamma imaging system for early breast cancer detection, a position he has held since February 2008. Before joining Dilon Technologies, Inc., Mr. Moussa served as President and Chief Executive Officer of Robert Moussa & Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries. Prior to founding this firm, he served in a variety of executive positions with Mallinckrodt, Inc., St. Louis, Missouri, a $2.4 billion healthcare and chemical company. Mr. Moussa’s most recent assignment at Mallinckrodt, Inc. was President — International, a position he held from 1995 through 1997. Previously, he served from 1992 to 1996 as President and Chief Executive Officer of Mallinckrodt Medical, Inc., Mallinckrodt, Inc.’s largest business unit with over $1 billion dollars in revenues. Before joining Mallinckrodt Medical, Inc., Mr. Moussa served during the period 1978 through 1992 as Mallinckrodt, Inc.’s Group Vice President — International Medical Products, Vice President and General Manager — Medical Products Europe, General Manager —  Critical Care, Director of Business Operations and General Sales Manager. Prior to joining Mallinckrodt, Inc., Mr. Moussa held a number of positions during the period from 1969 through 1976 with Sherwood Medical, United Kingdom, most recently as Director of Marketing. Mr. Moussa received his Baccalaureate from the Collége du Sacre-Cœur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkeley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

We believe that Mr. Moussa’s qualifications to serve on our Board of Directors include his many years of experience as senior and chief executive with leading companies in the pharmaceutical and healthcare industries.

Bruce F. Wesson has served as vice lead director and a director of Derma Sciences since July 2008 and May 2006, respectively. He is Founding Partner Emeritus and Senior Advisor at Galen Management, a health care venture capital firm. Prior to founding Galen Partners, L.P., Mr. Wesson served for over twenty three years with the Corporate Finance Division of Smith Barney, Harris Upham & Co. Inc., most recently as Senior Vice President and Managing Director. While at Smith Barney, Mr. Wesson headed the Major Account Group which was responsible for many of the firm’s largest accounts. He also chaired Smith Barney’s Valuation and Opinion Committee in which capacity he maintained responsibility for the firm’s valuations and fairness opinions. Mr. Wesson currently serves as a director and is a member of the Compensation Committee and the Audit Committee of Acura Pharmaceuticals, Inc., a specialty pharmaceutical company. He also serves as Vice Chairman, director and Chairman of the Audit Committee of MedAssets, Inc., a provider of technology-enabled products and services to the healthcare industry, and serves as a director of several private companies. Mr. Wesson earned a Bachelor of Arts degree from Colgate University, Hamilton, New York, in 1964 and a Master of Business Administration degree from Columbia University, New York, New York, in 1967.

We believe that Mr. Wesson’s qualifications to serve on our Board of Directors include his expertise and years of experience with financing and growth planning for healthcare companies.

Brett D. Hewlett has served as a director of Derma Sciences since February 2010. Mr. Hewlett has served since 2005 as the Chief Executive Officer of Comvita. Prior to his affiliation with Comvita, Mr. Hewlett served for fifteen years with Tetra Pak, a world-leading food packaging company, in the capacities of Managing Director for Eastern Mediterranean markets and Commercial Director for Saudi Arabia. He has organized and managed his own consulting company and has been an active angel investor supporting start-up companies in New Zealand. Mr. Hewlett earned a Bachelor of Food Technology degree from Massey University, New Zealand, in 1987 and a Masters of Business Administration degree from International Institute for Management Development, Switzerland, in 1993.

We believe that Mr. Hewlett’s qualifications to serve on our Board of Directors include his extensive wound care expertise, his many years of global management experience and his strong technological background in the natural healthcare industry.

Comvita is a stockholder of Derma Sciences and we conduct significant business with Comvita. We are also a shareholder of Comvita. On September 3, 2013, we purchased 2,272,277 new ordinary common shares in the capital of Comvita for $7.0 million. This investment represented 7.3% of Comvita’s outstanding common shares at the time of purchase. For further details of our dealings with Comvita, please refer to the discussion under the heading Certain Relationships and Related Transactions. Mr. Hewlett was initially appointed to the Board of Directors, pursuant to that certain nominating agreement dated February 18, 2010 between our Company and Comvita New Zealand Limited, an affiliate of Comvita. For further details concerning the nominating agreement, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2010.

Amy Paul has served as a director of Derma Sciences since May 2013. Ms. Paul retired in 2008 following a 26-year career with C.R. Bard, Inc., a medical device company, most recently serving as the Group Vice President-International since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc. Ms. Paul was a director of Viking Systems, Inc., a publicly traded company, until October 2012 when it was acquired by Conmed Corporation, was a commissioner of the Northwest Commission on Colleges and Universities from 2010 through 2013, and was a Director of Theraclion from 2010 through 2012, a privately held company in Paris, France. Ms. Paul currently serves on the President’s Innovation Network at Westminster College and is a Director of Wright Medical Technologies, a publicly traded company, for which she chairs the Nominating, Governance and Compliance Committee. Ms. Paul earned a Bachelor of Arts degree in English from Boston University in 1973 and an MBA from Boston University in 1978.

We believe that Ms. Paul’s qualifications to serve on our Board of Directors include over three decades of experience in the medical device industry, having served in executive roles in marketing and sales functions, and her significant public and private company board experience.

Compensation of Directors

Compensation Program

Upon election or appointment, outside directors receive 10,000 restricted stock units, which vest as to 25% of the grant on the first, second, third and fourth anniversaries of the grant date, so long as the grantee remains a director of the Company. For each year of service, outside directors, except for the lead director, receive a grant of restricted stock units having a value equal to an amount in the range of $65,000 – $75,000, which vest on the first anniversary of the grant date, so long as the grantee remains a director of the Company. For each year of service, the lead director receives a grant of restricted stock units having a value equal to an amount in the range of $85,000 – $100,000, which vest on the first anniversary of the grant date, so long as the grantee remains a director of the Company. For each year of service, each outside director also receives a $35,000 annual cash payment, payable quarterly in equal amounts, except for the lead director, who receives a $75,000 annual cash payment, payable quarterly in equal amounts. In addition, the chairperson of the Audit Committee, the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee receive additional annual compensation of $12,000, $12,000 and $6,000, respectively, payable quarterly in equal amounts, and each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receive additional annual compensation of $4,000, $4,000 and $2,500, respectively, payable quarterly in equal amounts. In connection with special committees that the Board of Directors may form from time to time in connection with various transactions or undertakings, the Board of Directors may award compensation to the directors, in its discretion, for membership on such special committees. The Board of Directors may, from time to time, grant additional merit-based cash or equity compensation to non-employee directors for extraordinary service. All directors are reimbursed for expenses incurred in connection with each Board of Directors and committee meeting attended. Inside directors receive no compensation for their services as directors.

Director Compensation Table

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our directors during the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Edward J. Quilty	—	—	—	—
Stephen T. Wills, CPA, MST(2)	$91,000	$92,192	—	$183,192
Srini Conjeevaram(3)	$40,458	$68,800	—	$109,258
James T. O’Brien(4)	$11,250	$242,216	$41,450	$294,916
C. Richard Stafford, Esq.(5)	$41,500	$68,800	—	$110,300
Robert G. Moussa(6)	$59,500	$89,440	—	$148,940
Bruce F. Wesson(7)	$44,167	$68,800	—	$112,967
Brett D. Hewlett(8)	$40,042	$68,800	—	$108,842
Paul M. Gilbert(9)	$39,833	$68,800	—	$108,633
Amy Paul(10)	$22,750	$137,600	$130,050	$290,400
Richard Keim(11)	—	$53,756	—	$53,756

(1)	This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of stock option and restricted share unit awards. See Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 for an explanation of the assumptions made in valuing these awards.
(2)	Mr. Wills was granted 6,700 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Wills had 65,750 outstanding vested option awards and 25,450 unvested restricted share unit awards.
(3)	Mr. Conjeevaram was granted 5,000 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Conjeevaram had 49,750 vested outstanding option awards and 16,250 unvested restricted share unit awards.
(4)	Mr. O’Brien resigned as a director, effective March 31, 2013. Mr. O’Brien was granted 5,000 restricted share unit awards in 2013. During 2013 all of Mr. O’Brien’s outstanding option awards and restricted share unit awards were vested in accordance with the accelerated vesting provisions approved by the Board of Directors in his resignation agreement. Accordingly, the amounts presented include incremental fair value associated with the award modifications, calculated in accordance with FASB ASC Topic 718. At December 31, 2013, Mr. O’Brien had no outstanding option or restricted share unit awards.
(5)	Mr. Stafford was granted 5,000 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Stafford had 41,000 vested outstanding option awards and 16,250 unvested restricted share unit awards.
(6)	Mr. Moussa was granted 6,500 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Moussa had 43,500 vested outstanding option awards and 17,750 unvested restricted share unit awards.
(7)	Mr. Wesson was granted 5,000 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Wesson had 34,750 vested outstanding option awards and 16,250 unvested restricted share unit awards.
(8)	Mr. Hewlett was granted 5,000 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Hewlett had 31,000 vested outstanding option awards and 16,250 unvested restricted share unit awards.
(9)	Mr. Gilbert resigned as a director, effective March 21, 2014. Mr. Gilbert was granted 5,000 restricted share units in 2013 that will vest in 2014. At December 31, 2013, Mr. Gilbert had 7,500 vested and 7,500 unvested outstanding option awards and 12,500 unvested restricted share unit awards.

(10)	Ms. Paul was appointed as a director by the Board of Directors, effective May 23, 2013. Ms. Paul was granted 15,000 option awards and 10,000 restricted share units that vest annually at 25% each year starting May 23, 2014. At December 31, 2013, Ms. Paul had 15,000 unvested and outstanding option awards and 10,000 unvested restricted share unit awards.
(11)	Mr. Keim resigned as a director, effective May 30, 2012. Mr. Keim was granted 4,450 unrestricted shares of common stock in 2013.

Board Committees and Meetings

Meeting Attendance

While we strongly encourage attendance by our Board of Directors at our annual stockholders’ meetings, we do not have a formal policy with respect to attendance. Edward J. Quilty, Stephen T. Wills, CPA, MST, C. Richard Stafford, Esq., Robert G. Moussa, Bruce F. Wesson, Brett Hewlett, Srini Conjeevaram and Paul M. Gilbert attended last year’s annual stockholders’ meeting. In fiscal year 2013, there were a total of five meetings of the Board of Directors and the various committees of the Board of Directors met a total of ten times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served during fiscal year 2013.

Audit Committee

We maintain an Audit Committee that is currently composed of Stephen T. Wills, CPA, MST, Chairman, Srini Conjeevaram, C. Richard Stafford, Esq. and Bruce F. Wesson. Messrs. Wills, Conjeevaram, Stafford and Wesson are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Audit Committee held four meetings in 2013. Details relative to the Audit Committee’s financial expert, together with the Audit Committee Report, are set forth below under the heading Additional Information.

Compensation Committee

We maintain a Compensation Committee that is currently composed of Robert G. Moussa, Chairman, Stephen T. Wills, CPA, MST and Amy Paul. Messrs. Moussa and Wills and Ms. Paul are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Compensation Committee reviews the compensation of management and recommends to the Board the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Compensation Committee held four meetings in 2013. The Compensation Committee Report is set forth below under the heading Additional Information.

Nominating and Corporate Governance Committee

We maintain a Nominating and Corporate Governance Committee that is currently composed of Bruce F. Wesson, Chairman, C. Richard Stafford, Esq., Robert G. Moussa and Srini Conjeevaram. Messrs. Wesson, Stafford, Moussa and Conjeevaram are considered to be “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors for consideration by the Board as management’s nominees for directors. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section. The Nominating and Corporate Governance Committee held two meetings in 2013.

We will consider nominations for directors submitted by stockholders. Stockholder nominations for election to the Board must be made by written notification received by us not later than sixty days prior to the anniversary date of the preceding annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;
2.	The principal occupation of the proposed nominee;
3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;
4.	The total number of our shares owned by the notifying stockholder;
5.	A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;
6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and
7.	The consent of the nominee to serve as one of our directors, if elected.

The Nominating and Corporate Governance Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

The director nominees for the Meeting were recommended by the Nominating and Corporate Governance Committee and unanimously approved by the Board.

Qualifications of Directors

The Nominating and Corporate Governance Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or stockholder-nominated nominees for director. Regardless of the source of a given nominee’s nomination, the Nominating and Corporate Governance Committee believes each nominee should be evaluated based solely upon his/her educational attainments, relevant experience and professional stature. We seek board candidates with a broad diversity of experience, professions, skills, geographic representation, backgrounds and commitment necessary to make a significant contribution to our Company. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Experience in the healthcare industry, while not a prerequisite for nomination, is a positive factor in the selection process.

Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Nominating and Corporate Governance Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.

In connection with the selection of nominees for director, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences; however, the Board has not adopted a formal diversity policy. The Nominating and Corporate Governance Committee will evaluate potential nominees, including stockholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. The Nominating and Corporate Governance Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Nominating and Corporate Governance Committee.

Board of Directors Leadership

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the right Board of Directors leadership structure may vary as circumstances warrant. Consistent with this understanding, non-employee directors consider the Board of Directors’ leadership structure on an annual basis.

The Board has determined that the optimal Board of Directors leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Edward J. Quilty. Mr. Quilty possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Our non-employee directors have also determined that it is optimal for the Board to have a “lead director,” whose responsibilities include, among others, (i) serve as primary intermediary between non-employee directors and management; (ii) formulate, in consultation with the Chairman of the Board, the agenda and meeting schedules for the Board; (iii) advise the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommend to the Chairman of the Board the retention of advisors and consultants who report directly to the Board; (v) call meetings of non-employee directors; (vi) serve as liaison for consultation and communication with stockholders; and (vii) serve as Chairman of the Executive Committee of the Board if, and when, same shall be established. Our lead director is Stephen T. Wills.

The Board of Directors has determined that this leadership structure is optimal for us because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. This also enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, we will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve our best interests and the best interests of our stockholders.

Role of the Board of Directors in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board of Directors has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board of Directors regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board of Directors also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Nominating and Corporate Governance Committee manages risks associated with the independence and remuneration of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as advice and counsel from expert advisors.

Director Independence

The Board has reviewed the materiality of any relationship that each of our directors has with the Company. Based upon this review, the Board has determined that all directors, with the exception of Edward J. Quilty and Brett Hewlett, are “independent” as defined in NASDAQ Marketplace Rule 5605(a)(2). The term of office of each person elected as director will continue until our next annual meeting of stockholders or until his successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2 — AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Under the Company’s Certificate of Incorporation, as amended, the Company is authorized to issue up to 35,000,000 shares of Common Stock. The Board has approved an amendment to the Certificate of Incorporation that increases the maximum number of authorized shares of the Company’s Common Stock by 15,000,000 shares to a total of 50,000,000 shares (the “Common Stock Amendment”) and has recommended that the Company’s stockholders approve the Common Stock Amendment. If the Company’s stockholders do not approve the Common Stock Amendment, then the number of authorized shares of the Company’s Common Stock will remain at 35,000,000.

The purpose of the proposed Common Stock Amendment is to provide sufficient shares for general corporate purposes including the exercise of stock options that have been granted to certain present and former officers, employees, directors and advisors of the Company, possible future acquisitions, financings, stock splits and for other general corporate purposes. Once authorized, the additional shares of the Company’s Common Stock may be issued by the Company’s Board of Directors without further action by the Company’s stockholders unless such action is required by law or applicable stock exchange requirements. If the Common Stock Amendment is not approved by the Company’s stockholders, the Company will examine other means to ensure that sufficient shares of Common Stock are available for the purposes enumerated above. These means could include the reverse split of the Company’s Common Stock or the redesignation of previously authorized Preferred Stock as Common Stock.

None of the proposed additional 15,000,000 authorized shares of Common Stock have been reserved or earmarked for any of the events or purposes identified above.

The proposed amendment to the Company’s Certificate of Incorporation is attached hereto as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE SHARES OF AUTHORIZED COMMON STOCK TO 50,000,000.

PROPOSAL 3 — AMENDMENT TO THE AMENDED AND RESTATED DERMA SCIENCES, INC. 2012 EQUITY INCENTIVE PLAN

The Derma Sciences, Inc. 2012 Equity Incentive Plan was approved by the Board of Directors and our stockholders in 2012. At the Company’s 2013 annual meeting of stockholders, the stockholders approved the Amended and Restated Derma Sciences, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) which increased the number of shares of Common Stock available for issuance of awards under the Derma Sciences, Inc. 2012 Equity Incentive Plan by 1,687,500, from 2,812,500 to 4,500,000 shares. The Company is requesting that stockholders approve an amendment to the 2012 Plan to increase the number of shares of Common Stock available for issuance of awards under the 2012 Plan by 1,500,000. If our stockholders approve the amendment, the maximum number of shares that may be issued under the 2012 Plan would be increased from 4,500,000 to 6,000,000 shares. As of March 31, 2014, there were 2,326,343 shares subject to issuance upon exercise of outstanding options, at a weighted average exercise price of $8.96, and with a weighted average remaining life of 7.15 years. In addition, there were 727,550 shares subject to outstanding, unvested restricted share units. As of March 31, 2014, there were 816,645 shares available for future issuance under the 2012 Plan.

Key Highlights

The Board of Directors unanimously recommends that stockholders vote “for” the adoption of the amendment to the 2012 Plan for the following reasons:

•	Key Component of Compensation. Stock awards are a critical element of our compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The amendment to the 2012 Plan will allow us to continue to attract, motivate and retain the Company’s officers, key employees, non-employee directors and consultants.
•	Low Burn Rate and Overhang. Our raw burn rate is defined as the number of equity awards granted in the year, divided by the weighted average number of common shares outstanding during the year. It measures the potential dilutive effect of annual equity grants. Our raw burn rates for fiscal years 2012 and 2013 were 3.0% and 3.4%, respectively. We believe that our burn rate is reasonable in relation to companies in our peer group and reflect a judicious use of equity for compensation purposes. We presently anticipate our burn rate for fiscal 2014 to be approximately 2.9%. In calculating the raw burn rate, the Company excluded one-time long term retention grants issued on December 20, 2012, as further described under the heading “Additional Information.” Our issued overhang is defined as the number of equity awards outstanding as of the end of the fiscal year, divided by the weighted average number of common shares outstanding, during the fiscal year. We have reduced our issued overhang from 19.4% at the end of fiscal 2012 to 14.9% at the end of fiscal 2013, and expect it to continue to decrease in fiscal 2014.
•	Conforms to Best Practices. The 2012 Plan contains a number of features that are designed to further our pay-for-performance philosophy, protect the interests of the Company and its stockholders, and conform to best practices. For example, the 2012 Plan:
º	Prohibits the repricing of stock options or stock appreciation rights without stockholder approval, except for adjustments made in connection with certain corporate transactions.
º	Requires that stock options and stock appreciation rights granted under the 2012 Plan have an exercise price at least equal to the fair market value of the underlying shares on the date of grant.

º	Provides for the forfeiture of outstanding awards upon a participant’s termination for cause and authorizes the forfeiture and recovery of equity awards pursuant to any compensation recovery (or “clawback”) policy that may be adopted by the Company, such as a policy adopted to comply with regulations expected to be issued by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.
º	Authorizes the Compensation Committee to grant awards that are intended to qualify for the performance-based compensation exemption from the limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code.

Stockholders are asked to approve the amendment to the 2012 Plan to satisfy NASDAQ requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized under the 2012 Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code.

Description of the 2012 Plan

The 2012 Plan authorizes the Company to grant equity-based and cash-based incentive compensation in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, other share-based awards and cash-based awards, for the purpose of providing the Company’s employees, officers, consultants and non-employee directors with incentives and rewards for performance. The principal features of the 2012 Plan are summarized below. The complete text of the 2012 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B. The summary below does not purport to be a complete description of the 2012 Plan and is qualified in its entirety by reference to Appendix B.

General Provisions of the 2012 Plan

Plan Limits.  The 2012 Plan authorizes the issuance of up to the number of shares of Common Stock equal to the number of remaining shares available to be granted pursuant to awards under the Derma Sciences, Inc. Amended and Restated Stock Option Plan and the Derma Sciences, Inc. Restricted Stock Plan immediately prior to stockholder approval of the 2012 Plan. If our stockholders approve the amendment, the maximum number of shares that may be issued under the 2012 Plan would be increased by 1,500,000 shares, from 4,500,000 to 6,000,000 shares.

The 2012 Plan also imposes various sub-limits on the number of shares of Common Stock that may be issued to any individual during any calendar year under awards that are intended to qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code. In particular, for any calendar year, no participant may receive stock options or SARs covering more than 100,000 shares, restricted shares, restricted share units and other share-based awards covering more than 50,000 shares, cash-based awards in excess of $500,000, or dividend equivalents in excess of $5,000.

Administration of the 2012 Plan.  The 2012 Plan will be administered by the Compensation Committee of the Company (or such other committee as may be appointed by the Board of Directors in accordance with applicable laws). The Board of Directors may reserve to itself any or all of the authority of Compensation Committee, and the Board of Directors or the Compensation Committee may delegate any or all of its authority to one or more directors or employees to the extent permitted by applicable laws.

Eligibility for Awards.  The 2012 Plan authorizes the Compensation Committee to make awards to any of our employees, consultants or non-employee directors. The selection of participants and the nature and size of awards are within the discretion of the Compensation Committee. Currently, there are approximately 250 individuals who could be eligible to receive awards under the 2012 Plan.

Term and Amendment.  The 2012 Plan will remain in effect until February 16, 2022.

The Board of Directors may amend or terminate the 2012 Plan at any time, provided that the 2012 Plan may not be amended without stockholder approval where required by applicable laws. Generally, the amendment or termination of the 2012 Plan or of any award agreement may not adversely affect in a material way any outstanding award without the consent of the participant holding the award.

Awards Under the 2012 Plan

General.  When an award is granted under the 2012 Plan, the Compensation Committee will establish the terms and conditions of that award. These terms and conditions will be contained in an award agreement and may, for example, require that the participant continue to provide services to the Company or a related entity for a certain period of time or that the participant meet certain performance objectives during a specified period of time. If the terms and conditions of an award are not met, the award will be forfeited. By accepting an award, a participant will agree to be bound by the terms of the 2012 Plan and the associated award agreement. If there is a conflict between the terms of the 2012 Plan and the terms of an award agreement, the terms of the 2012 Plan will control.

Stock Options.  A stock option gives a participant the right to purchase a specified number of shares of Common Stock and may be an incentive stock option or nonqualified stock option. The price at which a share of Common Stock may be purchased upon exercise of a stock option, called the “exercise price,” will be determined by the Compensation Committee, but may not be less than the fair market value of a share of Common Stock on the date the stock option is granted. Generally, “fair market value” will be the closing price of the Common Stock on the date in question. As of April 1, 2014, the fair market value of a share of Common Stock was $[    ]. An option’s exercise price may be paid in any way determined by the Compensation Committee, including payment in cash (or a cash equivalent), a cashless exercise, tendering shares of Common Stock the participant already owns or a combination thereof. In no event may an option be exercised more than 10 years after the grant date. A participant who has been granted a stock option will not have any dividend or voting rights in connection with the shares underlying the stock option.

Special provisions apply to any incentive stock options granted under the 2012 Plan. All of the shares available for issuance under the 2012 Plan may be issued pursuant to incentive stock options. Incentive stock options may be granted only to employees. Incentive stock options that become exercisable for the first time in any year cannot relate to shares of Common Stock having a fair market value (determined on the date of grant) of more than $100,000 per participant. The exercise price of an incentive stock option granted to an employee who owns shares possessing more than 10 percent of the Company’s voting power (a “10% holder”) may not be less than 110 percent of the fair market value of a share of Common Stock on the grant date, and an incentive stock option granted to a 10% holder will expire no later than 5 years after the grant date.

Stock Appreciation Rights.  A stock appreciation right gives a participant the right to receive the difference between the SAR’s exercise price and the fair market value of a share of Common Stock on the date the SAR is exercised. SARs will be settled in (i) cash, (ii) shares of Common Stock with a value on the settlement date equal to the difference between the fair market value of the shares of Common Stock and the exercise price, or (iii) a combination of cash and shares of Common Stock, as determined by the Compensation Committee at the time of grant. The exercise price of a stock appreciation right will be determined by the Compensation Committee, but may not be less than the fair market value of a share of Common Stock on the date the SAR is granted. A stock appreciation right will be forfeited if the applicable terms and conditions are not met or if it is not exercised before it expires (which may never be later than 10 years after the grant date). A participant who has been granted a stock appreciation right will not have any dividend or voting rights in connection with the shares underlying the SAR.

Restricted Shares.  Restricted shares consist of shares of Common Stock that are granted to a participant, but which are subject to certain restrictions on transferability and a risk of forfeiture if certain terms and conditions specified by the Compensation Committee are not met by the end of the restriction period. The restrictions may include time-based and/or performance-based restrictions. Unless otherwise determined by the Compensation Committee, a participant who has been granted restricted shares will have the right to receive dividends on the restricted shares and may vote those shares during the restriction period.

Restricted Share Units.  Restricted share units constitute an agreement to deliver shares of Common Stock to a participant if certain conditions specified by the Compensation Committee are met by the end of the restriction period. The conditions may include time-based and/or performance-based restrictions. A participant who has been granted restricted share units will not have any dividend or voting rights in connection with the notional shares underlying the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents. At the end of the restriction period, the restricted share units either will be forfeited or settled, depending on whether or not the applicable terms and conditions have been satisfied. Restricted share units may be settled (i) by issuing one share of Common Stock for each restricted share unit, (ii) by paying the participant cash equal to the fair market value of a share of Common Stock for each restricted share unit, or (iii) by a combination of shares of Common Stock and cash, as determined by the Compensation Committee at the time of grant.

Other Share-Based Awards.  The Compensation Committee may grant other awards that are valued by reference to, or otherwise based on the fair market value of, shares of Common Stock, including awards of fully vested shares. Such share-based awards shall be subject to terms and conditions specified by the Compensation Committee, which may include time-based and/or performance-based restrictions, or the payment of dividend equivalents.

Cash-Based Awards.  A cash-based award gives a participant the right to receive a specified amount of cash, subject to terms and conditions as determined by the Compensation Committee, which may include time-based and/or performance-based restrictions.

Performance Objectives.  The 2012 Plan provides that performance objectives may be established by the Compensation Committee in connection with any award. Performance objectives may relate to performance of the Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2012 Plan that are intended to qualify for the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code. In the case of an award intended to qualify for that exemption, any applicable performance objectives shall be based on the attainment of specified levels of one or more of the following measures: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Performance objectives related to an award intended to qualify for the performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code will be established by the Compensation Committee within the time period and other requirements prescribed by Section 162(m) of the Internal Revenue Code.

Forfeiture of Awards.  If the Company terminates a participant’s employment or service for cause, then the participant shall forfeit all outstanding awards granted under the 2012 Plan. For this purpose, “cause” will have the meaning provided in any applicable employment or consulting agreement with the participant, or if there is no such applicable definition, “cause” shall mean (i) the participant’s material failure to perform his or her responsibilities to the Company, (ii) the participant’s material failure to follow directives or policies of the Board of Directors, or (iii) conduct materially detrimental to the interests of the Company. Awards granted under the 2012 Plan may also be subject to forfeiture or repayment to the Company pursuant to any compensation recovery (or “clawback”) policy that may be adopted by the Company.

Adjustments to Authorized Shares and Outstanding Awards.  In the event of any equity restructuring, such as a stock dividend, stock split, reverse stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2012 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, the Company will always round down to a whole number of shares subject to any award. Any such adjustment will be made by the Compensation Committee, whose determination will be conclusive.

Effect of a Change in Control.  In the event of a change in control of the Company, the Compensation Committee has discretion to take action with respect to outstanding awards, including, without limitation, the ability to accelerate the vesting, settlement or exercisability of an award, cancel an award in exchange for a cash payment, cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR, or issue substitute awards. For this purpose, a change in control generally means (i) the acquisition of more than 50% of the voting power of the Company’s outstanding voting securities; (ii) the replacement of a majority of the members of the incumbent Board of Directors with new directors who were not approved by at least two-thirds of the directors then in office; (iii) consummation of a merger, consolidation, reorganization, sale of all or substantially all of the assets of the Company or similar transaction, other than a transaction in which more than 50% of the voting power of the surviving entity is held by stockholders of the Company prior to the transaction; or (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the 2012 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws.

Incentive Stock Options.  Incentive stock options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant who is granted an incentive stock option will not recognize ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time. A participant will not recognize ordinary income upon the exercise of an incentive stock option provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to permanent and total disability).

If the participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an incentive stock option within two years from the grant date of the incentive stock option or within one year after he or she receives the shares of Common Stock, then, upon disposition of such shares of Common Stock, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant will generally recognize a capital loss to the extent that the amount recognized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount recognized upon disposition of the shares of Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount recognized in excess of the value of the shares of Common Stock on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the shares of Common Stock.

The rules described above that generally apply to incentive stock options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from incentive stock options.

Nonqualified Stock Options.  A participant will not recognize ordinary income when a nonqualified stock option is granted, and the Company will not receive a deduction at that time. When a nonqualified stock option is exercised, a participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased over the exercise price he or she paid, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.  A participant will not recognize ordinary income when a stock appreciation right is granted, and the Company will not receive a deduction at that time. When a stock appreciation right is exercised, the participant will recognize ordinary income equal to the cash and/or the fair market value of shares of Common Stock the participant receives, and the Company will be entitled to a corresponding deduction.

Restricted Shares.  A participant who has been granted restricted shares will not recognize ordinary income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the underlying shares of Common Stock are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes and that the participant does not make an election under Section 83(b) of the Internal Revenue Code. Generally, upon the vesting of restricted shares, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of Common Stock, less any consideration paid for such shares of Common Stock, and the Company will be entitled to a corresponding deduction. Any gains or losses recognized by the participant upon disposition of the shares of Common Stock will be treated as capital gains or losses. However, a participant may elect pursuant to Section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted share award equal to the fair market value of the shares of Common Stock on the grant date (less any amount paid for the restricted shares) and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company generally will be entitled to a corresponding deduction in the year of grant.

Restricted Share Units.  A participant generally will not recognize ordinary income when restricted share units are granted, and the Company generally will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the restricted share units are settled in an amount equal to the fair market value of the shares of Common Stock or the cash he or she receives, less any consideration paid, and the Company will be entitled to a corresponding deduction.

Other Share-Based Awards.  Generally, participants will recognize ordinary income equal to the fair market value of the shares of Common Stock subject to other share-based awards when they receive the shares of Common Stock, and the Company generally will be entitled to a corresponding deduction at that time.

Cash-Based Awards.  Generally, a participant will recognize ordinary income when a cash-based award is settled in an amount equal to the cash he or she receives, and the Company generally will be entitled to a corresponding deduction at that time.

Miscellaneous.  When a participant sells shares of Common Stock that he or she has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares of Common Stock for more than one year (or, in the case of a restricted share award, more than one year from the date the restricted shares vested unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code, described above). If the participant has held the shares of Common Stock for one year or less, the gain or loss will be a short-term capital gain or loss.

Section 162(m) of the Tax Code.  Section 162(m) of the Internal Revenue Code disallows the deduction of certain compensation in excess of $1 million per year payable to certain covered employees of a public company (generally, the Chief Executive Officer and the next three most highly compensated named executive officers, other than the chief financial officer). Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) generally would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to any stock options or SARs granted under the 2012 Plan will qualify as performance-based compensation exempt from Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its discretion, decide to structure other awards granted under the 2012 Plan to qualify for deductibility under Section 162(m).

Section 409A of the Tax Code.  In 2004, the Internal Revenue Code was amended to add Section 409A, which created new rules for amounts deferred under nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2012 Plan. If an award is subject to, but fails to comply with, Section 409A, the participant would generally be subject to accelerated income taxation, plus a 20% penalty tax and an interest charge. The Company intends that awards granted under the 2012 Plan will either be exempt from, or will comply with, Section 409A.

Current Equity Compensation Plan Information

The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by stockholders and those that were not approved by stockholders as of December 31, 2013:

Plan Category	Number of Shares Issuable Upon Exercise of Outstanding Options, Warrants or Rights (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,534,783	(1)	$7.67	1,394,480	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	2,534,783		$7.67	1,394,480

(1)	The securities consist of Incentive Stock Options, Nonqualified Stock Options and Restricted Share Units granted to officers, directors, employees and consultants during the period 2003 through 2013 pursuant to the Derma Sciences, Inc. Amended and Restated Stock Option Plan, the Derma Sciences, Inc. Restricted Stock Plan and the 2012 Plan. The per share exercise price of the options is in the range of $2.88 to $13.99.
(2)	Securities available for future issuance are calculated by deducting from the shares reserved for issuance under the 2012 Plan the following: (i) outstanding (unexercised) options of 1,814,233; (ii) options exercised to date, 320,262; (iii) unvested restricted share unit awards of 720,550, (iv) restricted share unit awards vested to date, 243,525 and (v) shares of common stock awarded to date of 6,950.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED DERMA SCIENCES, INC. 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER IN AN AMOUNT OF 1,500,000, FROM 4,500,000 TO 6,000,000 SHARES.

PROPOSAL 4 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a stockholder vote on the frequency of future votes on named executive officer compensation in our 2013 proxy statement which was advisory and nonbinding. Our stockholders approved the frequency of future votes on the recommendation of our Board of Directors to hold future say-on-pay votes on an annual basis. The next stockholder vote on the frequency of future votes on named executive officer compensation will occur at our 2019 annual meeting of stockholders.

As a result, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers (referred to herein as the “NEOs”) listed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement (commonly referred to as a “say on pay” vote). Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term stockholder value. The fiscal year 2013 compensation of our NEOs reflected these core principles:

•	A significant portion of each NEO’s cash compensation was based on the annual financial performance of the Company and therefore “at risk”;
•	A significant portion of each NEO’s total compensation was provided in the form of long-term equity, a significant portion of which was subject to stock price performance, to further align the interest of NEOs and stockholders; and
•	The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for the fiscal year ended December 31, 2013 were consistent with our core compensation principles, an effective incentive for the achievement of positive results, aligned with stockholders’ interests, supported by strong compensation governance practices and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers for fiscal year 2013 listed in the Summary Compensation Table in the ‘Executive Compensation’ section of the proxy statement, as disclosed pursuant to Item 402 of Regulation S-K.”

Approval of this proposal requires that votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as having been voted for purposes of this proposal. Because your vote is advisory, the result will not be binding upon the Company. Although not binding, our Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for NEOs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. The Board proposes that the stockholders ratify this appointment. We expect that representatives of KPMG will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

Fees for professional services provided by the Company’s Independent Registered Public Accounting Firm for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012
Audit fees	$650,000	$411,000
Audit related fees	24,210	175,450
Tax fees	283,085	80,366
Other fees	—	—
Totals	$957,295	$666,816

All of the foregoing fees were, in each case, pre-approved by the Company’s Audit Committee.

Fee Analysis and Pre-Approval Policy

Audit Fees

Audit fees consist of fees relative to the audit of the Company’s year-end financial statements and review of the Company’s quarterly reports on Form 10-Q, and, for 2013, the auditor’s opinion related to internal control over financial reporting as of December 31, 2013 required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

Audit related fees principally involve services relative to securities registration statements and related comfort letter procedures.

Tax Fees

Tax fees principally involve services relative to assisting the Company in compliance with its tax filing requirements, and, for 2013, tax planning consulting services.

Audit Committee Pre-Approval Policy

It is the policy of the Company’s Audit Committee to approve all engagements of the Company’s independent auditors to render audit or non-audit services prior to the initiation of such services. Our procedures for the pre-approval by the Audit Committee of all services provided by the Company’s independent registered public accounting firm comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name	Age	Position with the Company	Executive Officer of the Company Since
Edward J. Quilty	63	Chairman of the Board, President and Chief Executive Officer	November, 1998
John E. Yetter, CPA	61	Executive Vice President, Finance and Chief Financial Officer	August, 2000
Robert C. Cole	61	Group President, Traditional Wound Care and Corporate Accounts	January, 2003
Frederic Eigner	64	Executive Vice President of Operations and General Manager, Derma Sciences Canada Inc.	March, 2005
Barry J. Wolfenson	47	Group President, Advanced Wound Care and Pharmaceutical Development	March, 2006

John E. Yetter, CPA has served as our Executive Vice President, Finance and Chief Financial Officer since January 2013, and previously, as our Vice President and Chief Financial Officer beginning in August 2000. Prior to joining us, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb Company. Before his association with Bristol-Myers Squibb, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, magna cum laude, from Boston College School of Management, Boston, Massachusetts in 1975.

Robert C. Cole has served as our Group President, Traditional Wound Care and Corporate Accounts since January 2013, and previously as our Executive Vice President for Sales beginning in May 2006. Prior to his position as Executive Vice President for Sales he served as our Vice President — Sales and Marketing from January 2003 through April 2006. Prior to joining us, Mr. Cole held a variety of executive sales positions with B. Braun Medical and predecessor firms beginning in 1974, most recently as Vice President, Sales, Eastern Zone. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude, from St. Vincent’s College, Latrobe, Pennsylvania, in 1974.

Frederic Eigner has served as our Executive Vice President, Operations and General Manager of our Canadian subsidiary, Derma Sciences Canada Inc., since March 2005. Previously, beginning in August 2002, he served as Vice President for Operations of Derma Sciences Canada Inc. Prior to its acquisition by us, he held several positions with Dumex Medical Inc. during the period 1992 until August 2002, most recently as Executive Vice President. Prior to his association with Dumex Medical Inc., Mr. Eigner held a variety of executive manufacturing positions with The Kendall Company during the period 1980 through 1992, most recently as Director of Manufacturing. He earned a Bachelor of Science degree in Industrial Engineering from the High Technical School of Kranj, Slovenia, in 1975, a Master of Science degree in Chemical Engineering from the University of Maribor, Slovenia, in 1980, and a Master of Business Administration degree from the University of Toronto, Ontario, Canada, in 2000.

Barry J. Wolfenson has served as our Group President, Advanced Wound Care and Pharmaceutical Development since January 2013. Mr. Wolfenson previously served as our Executive Vice President, Global Business Development and Marketing from March 2010 through December 2012; our Vice President for Marketing and Business Development from March 2006 through February 2010; and our Director of Marketing from February 2004 through February 2006. Prior to joining us, Mr. Wolfenson held a variety of sales and marketing positions with Bristol-Myers Squibb beginning in 2001, most recently as Marketing Manager with the Bristol-Myers Squibb ConvaTec division. Before his association with Bristol-Myers Squibb, he operated a successful entrepreneurial venture and served as an account executive with Andersen Consulting. Mr. Wolfenson earned a Bachelor of Science degree in Economics from Franklin and Marshall College, Lancaster, Pennsylvania, in 1989 and a Master of Business Administration degree, cum laude (Phi Beta Kappa) from the University of Michigan, Ann Arbor, Michigan, in 2001.

Executive officers are appointed by, and serve at the discretion of, the Board of Directors.

EXECUTIVE COMPENSATION

Executives and Employment Arrangements

The following discussion and table relates to compensation arrangements on behalf of, and compensation paid by our Company to, Edward J. Quilty, our Chief Executive Officer, John E. Yetter, CPA, our Executive Vice President, Finance and Chief Financial Officer, Robert C. Cole, our Group President, Traditional Wound Care and Corporate Accounts, Frederic Eigner, our Executive Vice President, Operations and General Manager of Derma Sciences Canada Inc., and Barry J. Wolfenson, our Group President, Advanced Wound Care and Pharmaceutical Development:

Edward J. Quilty

We employ Edward J. Quilty, our Chairman, President and Chief Executive Officer, pursuant to a two-year employment agreement (as amended effective as of December 20, 2012 and March 31, 2013), expiring March 31, 2015, providing for an annual base compensation of $450,000 for the year ended December 31, 2013, and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon the Company’s failure to renew the agreement or termination of employment, each without cause (each a “Severance Event”), Mr. Quilty is entitled to (i) payment of severance compensation in the amount of two-year’s base salary ($900,000), to be paid in twenty-four equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twenty four months following such Severance Event and (iii) an extension of the period to exercise any options to purchase securities of the Company to the earlier to occur of (a) the expiration thereof, as set forth in the option instrument, or (b) the tenth anniversary of the original grant date of the option instrument (an “Option Exercise Extension”). Mr. Quilty’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Quilty’s employment agreement also contains a “claw back” provision pursuant to which the Company will recoup incentive compensation from him in the event of a financial restatement or other serious issue that results in a downward adjustment of the revenues, profits or other financial criteria upon which incentive-based compensation was predicated.

John E. Yetter, CPA

We employ John E. Yetter, CPA, our Executive Vice President, Finance and Chief Financial Officer, pursuant to a two-year employment agreement (as amended effective as of December 20, 2012 and March 31, 2013), expiring March 31, 2015, providing for an annual base compensation of $260,000 for the year ended December 31, 2013, and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Yetter is entitled to (i) payment of severance compensation in the amount of one-year’s base salary ($260,000), to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an Option Exercise Extension. Mr. Yetter’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Yetter’s employment agreement also contains a “claw back” provision pursuant to which the Company will recoup incentive compensation from him in the event of a financial restatement or other serious issue that results in a downward adjustment of the revenues, profits or other financial criteria upon which incentive-based compensation was predicated.

Robert C. Cole

We employ Robert C. Cole, our Group President, Traditional Wound Care and Corporate Accounts, pursuant to a two-year employment agreement (as amended effective as of December 20, 2012 and March 31, 2013), expiring March 31, 2015, providing for an annual base compensation of $240,000 for the year ended December 31, 2013, and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Cole is entitled to (i) payment of severance compensation in the amount of one-year’s base salary ($240,000), to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an Option Exercise Extension. Mr. Cole’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Cole’s employment agreement also contains a “claw back” provision pursuant to which the Company will recoup incentive compensation from him in the event of a financial restatement or other serious issue that results in a downward adjustment of the revenues, profits or other financial criteria upon which incentive-based compensation was predicated.

Frederic Eigner

We employ Frederic Eigner, our Executive Vice President, Operations and General Manager of Derma Sciences Canada Inc., pursuant to a two-year employment agreement (as amended effective as of December 20, 2012 and March 31, 2013), expiring March 31, 2015, providing for an annual base compensation of 260,000 CAD for the year ended December 31, 2013, and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Eigner is entitled to (i) payment of severance compensation in the amount of the greater of (a) one-year’s base salary (260,000 CAD), to be paid in twelve equal monthly installments and (b) the amount specified by the laws of Ontario, Canada, to be paid in monthly installments, (ii) at Derma Canada’s expense, for twelve months following such Severance Event, the health care benefits required by the laws of Ontario, Canada, and reimbursement for the cost of health care benefits obtained by Mr. Eigner to the extent comparable benefits and cost coverage is provided to Derma Canada’s active employees and (iii) an Option Exercise Extension. Mr. Eigner’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Eigner’s employment agreement also contains a “claw back” provision pursuant to which the Company will recoup incentive compensation from him in the event of a financial restatement or other serious issue that results in a downward adjustment of the revenues, profits or other financial criteria upon which incentive-based compensation was predicated.

Barry J. Wolfenson

We employ Barry J. Wolfenson, our Group President Advanced Wound Care and Pharmaceutical Development, pursuant to a two-year employment agreement (as amended effective as of December 20, 2012 and March 31, 2013), expiring March 31, 2015, providing for an annual base compensation of $280,000 for the year ended December 31, 2013, and incentive compensation in the discretion of the Board of Directors. The agreement further provides that, upon a Severance Event, Mr. Wolfenson is entitled to (i) payment of severance compensation in the amount of one-year’s base salary ($280,000), to be paid in twelve equal monthly installments, (ii) at the Company’s expense, the same health care benefits provided to the Company’s active employees for twelve months following such Severance Event and (iii) an Option Exercise Extension. Mr. Wolfenson’s receipt of severance benefits and an Option Exercise Extension under his employment agreement is further conditioned upon his release of any claims against our Company. Mr. Wolfenson’s employment agreement also contains a “claw back” provision pursuant to which the Company will recoup incentive compensation from him in the event of a financial restatement or other serious issue that results in a downward adjustment of the revenues, profits or other financial criteria upon which incentive-based compensation was predicated.

Summary Compensation Table

The following table sets forth information regarding all forms of compensation received (in U.S. dollars) by the named executive officers during the years ended December 31, 2013 and 2012:

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Edward J. Quilty(3) Chairman and Chief Executive Officer	2013	$450,000	$108,704	$450,185	$196,000	$12,390	$1,217,279
	2012	$400,000	$1,611,252	$198,560	$160,000	$16,935	$2,386,747
John E. Yetter(4), CPA Executive Vice President, Finance and Chief Financial Officer	2013	$260,000	$52,288	$213,010	$68,000	$12,390	$605,688
	2012	$250,000	$784,026	$119,136	$63,000	$12,190	$1,228,352
Robert C. Cole(5) Group President, Traditional Wound Care and Corporate Accounts	2013	$240,000	$53,664	$215,695	$65,000	$17,790	$592,149
	2012	$218,000	$784,026	$119,136	$55,000	$17,747	$1,193,909
Frederic Eigner(6) Executive Vice President, Operations and General Manager, Derma Sciences, Canada, Inc.	2013	$252,403	$50,912	$210,325	$64,071	$15,122	$592,833
	2012	$250,150	$784,497	$119,207	$63,038	$15,504	$1,232,396
Barry J. Wolfenson(7) Group President, Advanced Wound Care and Pharmaceutical Development	2013	$280,000	$61,920	$281,925	$85,000	$9,190	$718,035
	2012	$235,000	$1,010,932	$119,136	$80,000	$9,240	$1,454,308

(1)	This column reflects the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of stock option and restricted share unit awards. See Note 10 of the Notes to Consolidated Financial Statements contained in our 2013 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.
(2)	This column reflects the annual incentive earned for year end 2013 and paid in 2014 and earned for year end 2012 and paid in 2013.
(3)	Mr. Quilty: For 2013, other compensation consists of a 401(k) matching contribution of $10,200 and executive health services of $2,190. For 2012, other compensation consists of a 401(k) matching contribution of $10,000, disability insurance of $4,745 and executive health services of $2,190.
(4)	Mr. Yetter: For 2013, other compensation consists of a 401(k) matching contribution of $10,200 and executive health services of $2,190. For 2012, other compensation consists of a 401(k) matching contribution of $10,000 and executive health services of $2,190.
(5)	Mr. Cole: For 2013, other compensation consists of a 401(k) matching contribution of $8,400, car allowance of $7,200 and executive health services of $2,190. For 2012, other compensation consists of a 401(k) matching contribution of $8,357, car allowance of $7,200 and executive health services of $2,190.
(6)	Mr. Eigner: For 2013, other compensation consists of a salary deferral plan matching contribution of $11,562, disability insurance of $1,370 and executive health services of $2,190. For 2012, other compensation consists of a salary deferral plan matching contribution of $11,410, disability insurance of $1,903 and executive health services of $2,191. Mr. Eigner’s compensation is paid in Canadian dollars. The average exchange rates for 2013 and 2012 were 1.03 and 0.999, respectively.
(7)	Mr. Wolfenson: For 2013, other compensation consists of a 401(k) matching contribution of $7,000 and executive health services of $2,190. For 2012, other compensation consists of a 401(k) matching contribution of $7,050 and executive health services of $2,190.

Outstanding Equity Awards at Year-End

The following table sets forth information regarding the outstanding option and stock awards held by the named executive officers as of December 31, 2013:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options # (Exercisable)	Number of Securities Underlying Unexercised Options # (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
Edward J. Quilty											7,900	$85,478	(12)
								48,750	$527,475	(13)
											120,000	$1,298,400	(14)
	6,000	18,000	(1)	26,300	(1)	$11.97	02/13/2023
	26,000	8,000	(2)			$8.75	02/16/2022
	21,875	3,125	(3)			$8.00	08/31/2021
	24,000	3,000	(4)			$4.95	01/20/2021
	15,000	—				$5.10	03/04/2020
	24,688	—				$3.12	02/25/2019
	25,000	—				$4.80	11/29/2017
	18,750	—				$6.40	02/22/2017
	24,219	—				$4.00	03/01/2015
	6,250	—				$12.40	02/24/2014
John E. Yetter,CPA											3,800	$41,116	(12)
								22,500	$243,450	(13)
											60,000	$649,200	(14)
	3,000	9,000	(5)	11,800	(5)	$11.97	02/13/2023
	15,600	4,800	(6)			$8.75	02/16/2022
	13,125	1,875	(7)			$8.00	08/31/2021
	14,875	1,625	(8)			$4.95	01/20/2021
	8,000	—				$5.10	03/04/2020
	13,282	—				$3.12	02/25/2019
	12,500	—				$4.80	11/29/2017
	9,375	—				$6.40	02/22/2017
	14,532	—				$4.00	03/01/2015
	3,125	—				$12.40	02/24/2014
Robert C. Cole											3,900	$42,198	(12)
								22,500	$243,450	(13)
											60,000	$649,200	(14)
	3,000	9,000	(9)	12,100	(9)	$11.97	02/13/2023
	15,600	4,800	(6)			$8.75	02/16/2022
	13,125	1,875	(7)			$8.00	08/31/2021
	14,875	1,625	(8)			$4.95	01/20/2021
	8,000	—				$5.10	03/04/2020
	13,282	—				$3.12	02/25/2019
	12,500	—				$4.80	11/29/2017
	9,375	—				$6.40	02/22/2017
	14,532	—				$4.00	03/01/2015
	3,125	—				$12.40	02/24/2014

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options # (Exercisable)	Number of Securities Underlying Unexercised Options # (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options #		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested $		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
Frederic Eigner											3,700	$40,034	(12)
								22,500	$243,450	(13)
											60,000	$649,200	(14)
	3,000	9,000	(10)	11,500	(10)	$11.97	02/13/2023
	15,600	4,800	(6)			$8.75	02/16/2022
	13,125	1,875	(7)			$8.00	08/31/2021
	14,875	1,625	(8)			$4.95	01/20/2021
	8,000	—				$5.10	03/04/2020
	13,282	—				$3.12	02/25/2019
	12,500	—				$4.80	11/29/2017
	9,375	—				$6.40	02/22/2017
	15,235	—				$4.00	03/01/2015
	3,750	—				$12.40	02/24/2014
Barry J.Wolfenson											4,500	$48,690	(12)
								5,000	$54,100	(15)
								26,250	$284,025	(13)
											75,000	$811,500	(14)
	4,000	12,000	(11)	15,500	(11)	$11.97	02/13/2023
	15,600	4,800	(6)			$8.75	02/16/2022
	13,125	1,875	(7)			$8.00	08/31/2021
	14,875	1,625	(8)			$4.95	01/20/2021
	8,000	—				$5.10	03/04/2020
	13,282	—				$3.12	02/25/2019
	12,500	—				$4.80	11/29/2017
	9,375	—				$6.40	02/22/2017
	6,250	—				$4.00	03/01/2015
	8,750	—				$9.60	01/14/2014

(1)	18,000 of the time-based stock options awarded become exercisable as to 6,000 options on February 13th of 2014, 2015 and 2016, while the 26,300 performance-based stock options became exercisable, as determined by the Board of Directors, on February 14, 2014.
(2)	8,000 of the time-based stock options awarded become exercisable as to 4,000 options on February 1st of 2014 and 2015.
(3)	3,125 of the time-based stock options awarded become exercisable on August 31st of 2014.
(4)	3,000 of the time-based stock options awarded become exercisable on January 20th of 2014.
(5)	9,000 of the time-based stock options awarded become exercisable as to 3,000 options on February 16th of 2014, 2015 and 2016, while the 11,800 performance-based stock options became exercisable, as determined by the Board of Directors, on February 14, 2014.
(6)	4,800 of the time-based stock options awarded become exercisable as to 2,400 options on February 16th of 2014 and 2015.
(7)	1,875 of the time-based stock options awarded become exercisable on August 31st of 2014.
(8)	1,625 of the time-based stock options awarded become exercisable on January 20th of 2014.
(9)	9,000 of the time-based stock options awarded become exercisable as to 3,000 options on

February 16th of 2014, 2015 and 2016, while the 12,100 performance-based stock options became exercisable, as determined by the Board of Directors, on February 14, 2014.
(10)	9,000 of the time-based stock options awarded become exercisable as to 3,000 options on February 16th of 2014, 2015 and 2016, while the 11,500 performance-based stock options became exercisable, as determined by the Board of Directors, on February 14, 2014
(11)	12,000 of the time-based stock options awarded become exercisable as to 4,000 options on February 16th of 2014, 2015 and 2016, while the 15,500 performance-based stock options became exercisable, as determined by the Board of Directors, on February 14, 2014
(12)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $10.82 per share on December 31, 2013. Awards became vested at the determination of the Board of Directors on February 14, 2014.
(13)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $10.82 per share on December 31, 2013. Time-based awards consist of a one-time grant for past services and retention factors of restricted share units to each named executive officer, which become vested on December 20th of 2014, 2015 and 2016.
(14)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $10.82 per share on December 31, 2013. Performance-based awards become vested once the market price of the Common Stock exceeds a target for a sixty day consecutive period by December 20, 2015. A Common Stock market price exceeding $15.00 per share vests 25%, $17.50 per share vests 58.3% and $20.00 per share vests 100% of the awards.
(15)	Market value was determined by the closing price of the Common Stock on the NASDAQ Stock Market of $10.82 per share on December 31, 2013. Time-based vesting awards become vested on February 16th of 2014 and 2015.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer (controller) and persons performing similar functions. The Company has also adopted a code of ethics for its non-financial personnel. The Company has filed a copy of its financial code of ethics as Exhibit 10.42 to its Form 10-KSB filed on March 31, 2003 and has posted its financial and non-financial codes of ethics on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers, directors and greater than ten-percent beneficial owners were timely filed during 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 1, 2014 certain information regarding the beneficial ownership of shares of the Company’s Common Stock, based on 25,131,673 outstanding shares as of such date, by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(19)	Percent Beneficially Owned(19)
Felix J. Baker and Julian C. Baker(2)	3,537,137	14.07%
FMR LLC(3)	1,978,600	7.87%
RA Capital Management, LLC(4)	1,953,071	7.66%
Jennison Associates LLC(5)	1,718,472	6.72%
Brett D. Hewlett(6)	1,145,963	4.51%
Edward J. Quilty(7)	343,348	1.35%
Barry J. Wolfenson(8)	158,695	*
Robert C. Cole(9)	154,385	*
John E. Yetter, CPA(10)	153,790	*
Frederic Eigner(11)	147,627	*
Stephen T. Wills, CPA, MST(12)	122,528	*
Bruce F. Wesson(13)	90,713	*
Srini Conjeevaram(14)	82,750	*
C. Richard Stafford, Esq.(15)	61,473	*
Robert G. Moussa(16)	66,750	*
Amy Paul(17)	6,250	*
All directors and officers as a group (12 persons)(18)	2,534,272	9.58%

*	Less than 1% ownership interest.
(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)	Felix J. Baker and Julian C. Baker can be reached at 667 Madison Ave, 21st Floor, New York, New York 10065. The Bakers control the investment decision with respect to the aggregate shares held by 667, L.P. (324,127 shares), Baker Brothers Life Sciences, L.P. (3,133,714 shares) and 14159, L.P. (79,296 shares).
(3)	FMR LLC can be reached at: 245 Summer Street, Boston, Massachusetts 02210. Ownership consists of 1,978,600 shares of Common Stock.
(4)	RA Capital Management, LLC can be reached at: 20 Park Plaza, Suite 1200, Boston Massachusetts 02116. Ownership consists of: 1,589,435 shares of Common Stock and warrants to purchase 363,636 shares of Common Stock.
(5)	Jennison Associates LLC can be reached at: 466 Lexington Ave, New York, New York 10017. Ownership consists of: 1,268,472 shares of Common Stock and warrants to purchase 450,000 shares of Common Stock.
(6)	Brett Hewlett can be reached at: Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand. Includes an aggregate of 1,089,213 shares held by Comvita Limited, including 233,333 shares of Common Stock issuable upon the exercise of warrants. Mr. Hewlett is the Chief Executive Officer of Comvita Limited and therefore may be deemed to share voting and dispositive power with respect to the securities held by Comvita Limited. Mr. Hewlett disclaims beneficial ownership of the securities held by Comvita Limited. Mr. Hewlett’s direct ownership consists of 11,750 shares of Common Stock and exercisable options to purchase up to 31,000 shares of Common Stock, and 5,000 restricted share units, which will vest within 60 days of April 1, 2014.
(7)	Edward J. Quilty’s ownership consists of: 103,516 shares of Common Stock and exercisable options to purchase 233,832 shares of Common Stock. 6,000 options to purchase Common Stock will become exercisable within 60 days of April 1, 2014.

(8)	Barry J. Wolfenson’s ownership consists of: 28,288 shares of Common Stock and exercisable options to purchase 126,407 shares of Common Stock. 4,000 options to purchase Common Stock will become exercisable within 60 days of April 1, 2014.
(9)	Robert C. Cole’s ownership consists of: 24,971 shares of Common Stock and exercisable options to purchase 126,414 shares of Common Stock. 3,000 options to purchase Common Stock will become exercisable within 60 days of April 1, 2014.
(10)	John E. Yetter’s ownership consists of: 24,676 shares of Common Stock and exercisable options to purchase 126,114 shares of Common Stock. 3,000 options to purchase Common Stock will become exercisable within 60 days of April 1, 2014.
(11)	Frederic Eigner’s ownership consists of: 18,110 shares of Common Stock and exercisable options to purchase 126,517 shares of Common Stock. 3,000 options to purchase Common Stock will become exercisable within 60 days of April 1, 2014.
(12)	Stephen T. Wills’ ownership consists of: 48,203 shares of Common Stock and exercisable options to purchase 67,625 shares of Common Stock, and 6,700 restricted share units, which will vest within 60 days of April 1, 2014.
(13)	Bruce F. Wesson can be reached at: 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901. Ownership consists of: 50,963 shares of Common Stock, exercisable options to purchase 34,750 shares of Common Stock and 5,000 restricted share units that will vest within 60 days of April 1, 2014.
(14)	Srini Conjeevaram can be reached at: SC Capital Management, LLC, P.O. Box 323, Bronxville, New York 10708. Ownership consists of: 28,000 shares of Common Stock and exercisable options to purchase 49,750 shares of Common Stock, and 5,000 restricted share units, which will vest within 60 days of April 1, 2014.
(15)	C. Richard Stafford’s ownership consists of: 15,473 shares of Common Stock and exercisable options to purchase 41,000 shares of Common Stock, and 5,000 restricted share units which will vest, within 60 days of April 1, 2014. All of Mr. Stafford’s shares of Common Stock are held in a margin account and either are or could be pledged as security for certain margin account transactions.
(16)	Robert G. Moussa can be reached at: 2115 Imperial G.C. Boulevard, Naples, Florida 34110. Ownership consists of: 16,750 shares of Common Stock and exercisable options to purchase 43,500 shares of Common Stock, and 6,500 restricted share units, which will vest within 60 days of April 1, 2014.
(17)	Amy Paul can be reached at 2591 Brentwood Drive, Holladay, Utah 84121. Ownership consists of: 3,750 stock options exercisable and 2,500 restricted share units, which will vest within 60 days of April 1, 2014. The shares of common stock reported represent restricted stock units issued under the Company’s equity incentive plan and will vest as to 25% of the grant on the first, second, third and fourth anniversaries of the grant date so long as the reporting person remains a director of the issuer. The options were issued under the issuer's equity incentive plan and will vest as to 25% of the grant on the first, second, third and fourth anniversaries of the grant date so long as the reporting person remains a director of the issuer.
(18)	Ownership consists of: Common Stock, restricted share units and options currently exercisable and exercisable within 60 days of April 1, 2014 to purchase shares of Common Stock.
(19)	The number of shares beneficially owned and the percent beneficially owned by each entity or individual are based upon 25,131,673 shares of Common Stock outstanding and assume the exercise of all exercisable options (including those that would be exercisable within 60 days of April 1, 2014), the vesting of restricted share units scheduled to vest within 60 days of April 1, 2014 and the exercise of all warrants owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have an exclusive licensing, manufacturing and sales agreement with Comvita New Zealand Limited (“Comvita New Zealand”), an affiliate of Comvita, a stockholder. In 2013, 2012 and 2011, we made purchases from Comvita New Zealand of $2,266,964, $1,653,075 and $1,018,410, respectively, for medical grade honey. In addition, in 2013, 2012 and 2011, we incurred royalties of $1,240,818, $901,826 and $612,804, respectively, payable to Comvita New Zealand. Amounts due to Comvita New Zealand for raw material purchases and royalties totaled $421,578, $288,596 and $274,829 at December 31, 2013, 2012 and 2011, respectively.

On September 3, 2013, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Comvita. Pursuant to the terms of the Subscription Agreement, in return for an investment of USD$7,000,000, the Company purchased 2,272,277 new ordinary common shares in the capital of Comvita, representing 7.3% of Comvita’s outstanding shares, at a price of NZ$3.90 per share. Pursuant to the Subscription Agreement, Comvita appointed Edward J. Quilty, the President and Chief Executive Officer of the Company, as a director of Comvita.

Our Audit Committee reviews in advance all related person transactions. The Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to the Company; the availability of other sources for comparable products or services; the terms of the transaction; the terms of comparable transactions that would be available to unrelated third parties or to employees generally; and the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time.

ADDITIONAL INFORMATION

Audit Committee

Information Relative to Audit Committee

The Company has established an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. Members of the Audit Committee are designated in the table under the heading Proposal 1 — Election of Directors above. Stephen T. Wills, CPA, MST, Chairman of the Audit Committee, is the Audit Committee financial expert and is “independent” as that term is used in NASDAQ Marketplace Rule 5605(a)(2).

Audit Committee Charter

The Company’s Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

Audit Committee Financial Expert

Stephen T. Wills, CPA, MST has been determined by the Company’s Board of Directors to be its Audit Committee Financial Expert. In making this determination, the Board relied on Mr. Wills’ extensive education and experience in financial matters as set forth above under the heading Proposal 1 — Election of Directors — Information Relative to Directors and Nominees. Among his qualifications, the Board considers that Mr. Wills possesses the following financial capabilities:

1.	An understanding of accounting principles generally accepted in the United States and financial statements;
2.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
3.	Experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, together with experience actively supervising persons engaged in the foregoing activities;
4.	An understanding of internal controls and procedures for financial reporting; and
5.	An understanding of audit committee functions.

Audit Committee Members

The following individuals are members of the Audit Committee of the Company’s Board of Directors:

Stephen T. Wills, CPA, MST, Chairman
Srini Conjeevaram
C. Richard Stafford, Esq.
Bruce F. Wesson

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

The Audit Committee met privately with KPMG and Company financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the KPMG and with appropriate Company financial personnel.

The Audit Committee also discussed with the Company’s senior management and KPMG the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

Management has primary responsibility for the implementation of the system of internal controls and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. KPMG audited the financial statements prepared by management for the year ended December 31, 2013, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and with KPMG the Company’s financial statements and met separately with both management and KPMG to discuss and review those financial statements and reports prior to their issuance. Management has represented to the Audit Committee, and KPMG has confirmed, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed and reviewed with KPMG all communications required by standards of the Public Company Accounting Oversight Board (PCAOB), including those described in PCAOB Auditing Standards No. 16, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG’s audit of the financial statements.

Based on the above-mentioned reviews and discussions with management and KPMG, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013.

For the Audit Committee:
Stephen T. Wills, CPA, MST, Chairman
Srini Conjeevaram, Member
C. Richard Stafford, Esq., Member
Bruce F. Wesson, Member

Compensation Committee

Compensation Committee Charter

The Company’s Board of Directors has adopted a written charter for the Compensation Committee. The charter of the Compensation Committee may be viewed on the Company’s website at http://www.dermasciences.com under the heading “Corporate Governance” in the Investor Relations section.

Compensation Committee Members

The following individuals are members of the Compensation Committee of the Company’s Board of Directors:

Robert G. Moussa, Chairman
Stephen T. Wills, CPA, MST
Amy Paul

Compensation Committee Report

The Compensation Committee is charged with the following responsibilities: (i) recommendations to the Board of Directors relative to the compensation of executive officers, (ii) administration of the equity incentive plan and recommendations to the Board relative to the grant of equity awards to employees, directors and consultants of the Company, (iii) review of, and recommendations to the Board concerning, proposed employment agreements with executive officers, and (iv) evaluation of the performance of, and determination of compensation policies for, executive officers.

Competition for qualified senior management personnel in the Company’s industry is intense. In order to attract and retain qualified personnel, the Company must offer compensation which is comparable to similarly situated companies and which provides the potential for substantial rewards if the Company is successful over the long-term. The objectives of the Company’s executive compensation policy are to attract, retain and reward executive officers and other key employees who contribute to its success and to motivate these individuals to enhance stockholder value. The Company seeks to pay base, bonus and long-term incentive compensation at levels competitive with other medical device companies.

The Compensation Committee meets several times per year in order to: (i) review the effectiveness of the Company’s executive compensation policy in advancing the Company’s objectives, (ii) make recommendations to the Board for any adjustments, and (iii) recommend annual compensation for the coming year.

The Compensation Committee engaged a third-party compensation consultant, The Hay Group, to identify a peer group and for evaluation of the market competitiveness of cash and equity compensation for the Company’s executive officers. As a result of this independent evaluation, a new peer group was identified and effective January 1, 2014. For the fiscal year 2013 analysis, the companies comprising the Company’s peer group were Allied Healthcare Products Inc., Anika Therapeutics, Atricure, Inc., Atrion Corp., Cumberland Pharmaceuticals, Cutera Inc., Iridex Corp., Lannett Co., Inc., Repligen Corp., Span-America Medical Systems Inc. SurModics, Inc., Synergetics, Utah Medical Products and Vascular Solutions Inc.

The Compensation Committee reviews the performance of each executive officer and the financial condition of the Company in relation to the following major components of executive compensation:

1. Base Salary.  The employment agreement with each executive sets an initial base salary in accordance with industry norms and the executive’s experience and qualifications. The Compensation Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are: (i) individual and corporate performance, (ii) levels of responsibility, (iii) prior experience, (iv) breadth of knowledge of the industry and (v) competitive pay practices. If salaries at comparable companies have increased, the Compensation Committee normally recommends similar increases. However, increases will be recommended only if the executive’s historical performance warrants an increase and if the increase is prudent in view of the Company’s financial condition.

2. Annual Bonus.  In addition to base salary, the Company seeks to reward executives each year for the achievement of specific goals which may be financial, operational or technological. In this regard, the Compensation Committee considers objectively measurable goals such as obtaining new investment capital, negotiating valuable contracts or meeting sales objectives, together with subjective goals such as quality of management performance and consistency of effort.

3. Long-Term Incentives.   The Company’s long-term incentives for executive officers consist of stock options and restricted share units awarded pursuant to the 2012 Plan.

The Compensation Committee determines the number and terms of recommended option and restricted share unit grants to the Company’s executive officers based on practices at comparable companies in the medical device industry and the Company’s policy of linking long-term incentives to performance.

Executive Compensation Recommendations:

Pursuant to its mandate, and in accordance with the foregoing criteria, the Compensation Committee recommended compensation for the Company’s named executive officers to the Board of Directors of the Company as follows:

1. Bonus Compensation — 2013.  The Compensation Committee recommended that a bonus of (i) $196,000 be paid to the Company’s President and Chief Executive Officer, (ii) $68,000 be paid to the Company’s Executive Vice President, Finance and Chief Financial Officer, (iii) $65,000 be paid to the Company’s Group President, Traditional Wound Care and Corporate Accounts, (iv) 66,000 CAD ($64,071 after exchange adjustments) be paid to the Company’s Executive Vice President, Operations and (v) $85,000 be paid to the Company’s Group President, Advanced Wound Care and Pharmaceutical Development.

2. Vesting of Performance-Based Stock Options and Restricted Share Units — 2013.  The Compensation Committee recommended the following with respect to performance-based stock options and restricted share units previously granted on February 13, 2013, subject to stockholder approval of an amendment to the 2012 Plan to increase the shares available for issuance thereunder at the 2013 annual meeting of stockholders which was received on May 22, 2013, based on each named executive officer’s performance in 2013:

•	the vesting of 26,300 of 30,100 performance-based stock options awarded to the President and Chief Executive Officer; the vesting of 11,800 of the 13,500 performance-based stock options awarded to the Executive Vice President, Finance and Chief Financial Officer; the vesting of 12,100 of the 13,500 of the performance-based stock options awarded to the Group President, Traditional Wound Care and Corporate Accounts; the vesting of 11,500 of the 13,500 performance-based options awarded to the Executive Vice President, Operations; and the vesting of 15,500 of the 18,000 performance-based options awarded to the Group President, Advanced Wound Care and Pharmaceutical Development on February 13, 2013, exercisable at $11.97 per share.
•	the vesting of 7,900 of 9,000 performance-based restricted share units awarded to the President and Chief Executive Officer; the vesting of 3,800 of the 4,300 performance-based restricted share units awarded to the Executive Vice President, Finance and Chief Financial Officer; the vesting of 3,900 of the 4,300 restricted share units awarded to the Group President, Traditional Wound Care and Corporate Accounts; the vesting of 3,700 of the 4,300 restricted share units awarded to the Executive Vice President, Operations; and the vesting of 4,500 of the 5,200 performance-based restricted share units awarded to the Group President, Advanced Wound Care and Pharmaceutical Development.

3. Long-term Incentive Compensation — 2013 and 2014.   During the year 2012, the Compensation Committee engaged a third-party compensation consultant, The Hay Group, to evaluate the market competitiveness of cash and equity compensation for the Company’s executive officers. After considering the results of the Hay Group’s independent evaluation, we awarded a one-time retention incentive grant, effective December 20, 2012, to each of our named executive officers. This one-time grant consists of both time-based and performance-based restricted share units, as set forth below.

Restricted Share Units – Time-Based Vesting*
President and Chief Executive Officer	65,000
Executive Vice President, Finance and Chief Financial Officer	30,000
Group President, Traditional Wound Care and Corporate Accounts	30,000
Executive Vice President, Operations	30,000
Group President, Advanced Wound Care and Pharmaceutical Development	35,000

*	25% of the restricted share units vested on December 20, 2013 and the remaining shall vest in equal 25% installments on the second, third and fourth anniversaries of the date of grant.

	Restricted Share Units – Performance-Based Vesting*
	Total Awarded	Vested $15.00/share	Vested $17.50/share	Vested $20.00/share
President and Chief Executive Officer	120,000	30,000	40,000	50,000
Executive Vice President, Finance and Chief Financial Officer	60,000	15,000	20,000	25,000
Group President, Traditional Wound Care and Corporate Accounts	60,000	15,000	20,000	25,000
Executive Vice President, Operations	60,000	15,000	20,000	25,000
Group President, Advanced Wound Care and Pharmaceutical Development	75,000	20,000	25,000	30,000

*	Vesting based on a 3 year performance window. Restricted share units will become vested if Derma Sciences stock price hits vesting target price and maintains the target price for 60 consecutive business/trading days; no accelerated vesting upon change in control unless target share price is met.

On February 13, 2013, the Compensation Committee awarded performance-based options and restricted share units, subject to stockholder approval of an amendment to the 2012 Plan to increase the shares available for issuance thereunder at the 2013 annual meeting of stockholders which was received on May 22, 2013, for the named executive officers, a portion of which vested, as discussed above, based on the Company’s performance in 2013 and each executive officers’ contribution thereto as determined by the Board of Directors. In addition, on February 13, 2013, the Compensation Committee awarded, subject to stockholder approval of an amendment to the 2012 Plan to increase the shares available for issuance thereunder at the 2013 annual meeting of stockholders which was received on May 22, 2013, time-based stock options, exercisable at $11.97 per share (the closing price of the Common Stock on the NASDAQ Stock Market on February 13, 2013), which expire on February 13, 2023. The time-based stock options vested as to 25% on each of May 22, 2013 and February 13, 2014, and will vest as to 25% on February 13th of 2015 and 2016.

Time-Based Stock Options
President and Chief Executive Officer	24,000
Executive Vice President, Finance and Chief Financial Officer	12,000
Group President, Traditional Wound Care and Corporate Accounts	12,000
Executive Vice President, Operations	12,000
Group President, Advanced Wound Care and Pharmaceutical Development	16,000

On February 14, 2014, the Compensation Committee also awarded performance-based restricted share units.

Restricted Share Units – Performance-Based Vesting
President and Chief Executive Officer	12,200
Executive Vice President, Finance and Chief Financial Officer	4,700
Group President, Traditional Wound Care and Corporate Accounts	4,700
Executive Vice President, Operations	4,700
Group President, Advanced Wound Care and Pharmaceutical Development	6,200

In addition, on February 14, 2014 the Compensation Committee awarded, annual performance-based and time-based stock options, exercisable at $13.39 per share (the closing price of the Common Stock on the NASDAQ Stock Market on February 14, 2014), which expire on February 14, 2024. The time-based stock options vest 25% upon the date of grant and 25% annually thereafter. The performance-based stock options are to vest, if at all, to the extent of the Company’s performance in 2014 and each executive officer’s contribution thereto as determined by the Board of Directors.

	Performance-Based Stock Options	Time-Based Stock Options
President and Chief Executive Officer	41,000	24,000
Executive Vice President, Finance and Chief Financial Officer	15,000	12,000
Group President, Traditional Wound Care and Corporate Accounts	15,000	12,000
Executive Vice President, Operations	15,000	12,000
Group President, Advanced Wound Care and Pharmaceutical Development	22,000	16,000

4. Base Compensation — 2014.  The Compensation Committee recommended that the base compensation of the Company’s named executive officers be increased by the following amounts, effective January 1, 2014: (i) President and Chief Executive Officer — 11% to $500,000, (ii) Executive Vice President, Finance and Chief Financial Officer — 4% to $270,000, (iii) Group President, Traditional Wound Care and Corporate

Accounts — 4% to $250,000, (iv) Executive Vice President, Operations — 4% to 270,000 CAD and (v) Group President, Advanced Wound Care and Pharmaceutical Development — 7% to $300,000.

5. Bonus Compensation — 2014.  The Compensation Committee recommended that the 2014 executive bonus pool, in the case of a given named executive officer, consist of 50% of the base salary of the President and Chief Executive Officer, 35% of the base salary of the Group President, Advanced Wound Care and Pharmaceutical Development and 30% of the base salaries of each of the other named executive officers, such bonuses to be allocated to the Company’s named executive officers, if at all, as follows: (i) to the extent of 75% thereof, if, and only if, the Company achieves its 2014 financial budget, which budget shall have been approved by the Board of Directors, and (ii) to the extent of 25% thereof, if, and to the extent, the subject executive officer attains their performance objectives and thereby contributes to the Company’s overall performance.

6. Special Bonus Compensation — 2014.  The Compensation Committee recommended that an additional non-equity bonus be awarded to the President and Chief Executive Officer in the amount of $30,000 and the Group President, Advanced Wound Care and Pharmaceutical Development of $20,000 and an equity bonus of 12,000 stock options to the President and Chief Executive Officer and 7,500 stock options to the Group President, Advanced Wound Care and Pharmaceutical Development for services performed in 2014. The stock option awards are time-based and will vest 25% upon the date of grant and 25% annually thereafter.

The Board of Directors, at its meeting held on February 14, 2014, ratified and adopted the foregoing recommendations of the Compensation Committee.

For the Compensation Committee:

Robert G. Moussa, Chairman
Stephen T. Wills, CPA, MST, Member
Amy Paul, Member

OTHER BUSINESS

Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2014 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next annual meeting, stockholder proposals must be received by the Company no later than December 10, 2014 and must otherwise comply with the requirements of Rule 14a-8. All such proposals should be in compliance with the applicable regulations of the SEC.

In addition, the Company’s Bylaws have an advance notice procedure with regard to nominations for the election of directors to be held at an annual meeting of stockholders by any stockholder. In general, the Company will consider nominations for directors submitted by any stockholder, only if such stockholder has given timely notice in proper written form of such nomination or nominations, setting forth certain specified information relating to such stockholder and his or her nominations. To be timely, notice must be received by the Chairman of the Board no later than March 21, 2015. Nominations that are not received in a timely manner will not be voted on at the 2014 annual meeting of stockholders. Notices of intent to nominate candidates for election as directors or other stockholder communications should be submitted to: Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

Stockholders may communicate with our Board of Directors by sending correspondence to our Board of Directors, or to any individual director, at the following address: Derma Sciences, Inc. Board of Directors, 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.

Your communications should indicate whether you are a Derma Sciences, Inc. stockholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly or not forward the communication if it is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces our printing costs and postage fees.

Once again this year, the Company and a number of brokers with account holders who beneficially own the Common Stock will be householding our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of our Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions has been received from the affected stockholders. Once you have received notice from your broker or us that it or we will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of proxy materials, you may write or call the Corporate Secretary of the Company at Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540, Attention: Corporate Secretary, telephone 609-514-4744.

ANNUAL REPORT

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK OR PREFERRED STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 300, PRINCETON, NEW JERSEY 08540.

April 9, 2014	By Order of the Board of Directors, Edward J. Quilty, Chairman

APPENDIX A

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF DERMA SCIENCES, INC.

Derma Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on August 10, 2012, as amended on May 29, 2013 (the “Certificate of Incorporation”).
2.	Article IV, Section 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Section 1.  The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, the “Common Stock” and the “Preferred Stock”; the total number of shares of capital stock which the Corporation shall have the authority to issue is 51,468,750, comprised of 50,000,000 shares of Common Stock, par value $0.01 and 1,468,750 shares of Preferred Stock, par value $0.01 with such designations, voting rights, preferences, limitations and special rights as set forth in Sections 3 and 4 of this Article IV, or as the board of directors of the Corporation may designate pursuant to Section 2 of this Article IV.”

3.	This amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.
4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by John E. Yetter, its Executive Vice President, Finance and Chief Financial Officer, this [    ] day of [        ], 2014.

By
Name: John E. Yetter
Title:  Executive Vice President, Finance and
      Chief Financial Officer

A-2

APPENDIX B

AMENDED AND RESTATED DERMA SCIENCES, INC.
2012 EQUITY INCENTIVE PLAN (as amended on         , 2014)

1. Establishment, Purpose, Duration.

a. Establishment.  Derma Sciences, Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the Derma Sciences, Inc. 2012 Equity Incentive Plan (the “Plan”). The Plan is effective as of May 30, 2012 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose.  The purpose of the Plan is to attract and retain Directors, officers and other key Employees of, and Consultants to, the Company and its Subsidiaries and to provide to such persons incentives and rewards for their performance.

c. Duration.  No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Prior Plans.  If the Company’s stockholders approve the Plan, the Derma Sciences, Inc. Amended and Restated Stock Option Plan and the Derma Sciences, Inc. Restricted Stock Plan (the “Prior Plans”) each will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plans as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the applicable Prior Plan.

2. Definitions.  As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment or consulting agreement, if any, between the Participant and the Company or Subsidiary. If the Participant is not a party to an employment or consulting agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean any of the following, as reasonably determined by the Committee: (i) the Participant’s material failure to perform his or her responsibilities to the Company, (ii) the Participant’s material failure to follow directives or policies established by or at the direction of the Board, or (iii) the Participant conducting himself or herself in a manner materially detrimental to the interests of the Company.

“Change in Control” means the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); or

(b) Individuals who, as of the date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Voting Securities; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NASDAQ Capital Market, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Derma Sciences, Inc. 2012 Equity Incentive Plan, as amended from time to time.

“Prior Plans” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

a. Shares Available for Awards.  The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 6,000,000, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

b. Share Usage.  In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plan as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise. This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Per Participant Limits.  Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 100,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 50,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $500,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $5,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

4. Administration of the Plan.

a. In General.  The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations.  The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants, Participants and their estates and beneficiaries.

c. Authority of the Board.  The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5. Eligibility and Participation.  Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options.  Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.  Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

b. Exercise Price.  The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term.  The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d. Exercisability.  Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e. Exercise of Stock Options.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term.  The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.  Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions.  The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c. Custody of Certificates.  To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d. Rights Associated with Restricted Shares during Restricted Period.  During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9. Restricted Share Units.  Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement.  Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Terms, Conditions and Restrictions.  The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c. Form of Settlement.  Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents.  Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10. Other Share-Based Awards.  Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a. Award Agreement.  Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b. Form of Settlement.  An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents.  Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11. Cash-Based Awards.  Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13. Compliance with Section 162(m).

a. In General.  Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 13.

b. Performance Objectives.  If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

c. Establishment of Performance Goals.  With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d. Certification of Performance.  With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e. Negative Discretion.  With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 13(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the

Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14. Transferability.  Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15. Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16. Fractional Shares.  The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17. Withholding Taxes.  To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18. Foreign Employees.  Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19. Termination for Cause; Forfeiture of Awards.

a. Termination for Cause.  If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, then the Participant shall forfeit all Awards granted under the Plan to the extent held by the Participant immediately prior to the Participant’s termination of employment or service.

b. Compensation Recovery Policy.  Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

c. Set-Off and Other Remedies.  To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20. Change in Control.  In the event of a Change in Control, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

21. Amendment, Modification and Termination.

a. In General.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b. Adjustments to Outstanding Awards.  The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c. Prohibition on Repricing.  Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

d. Effect on Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22. Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23. Miscellaneous.

a. Deferral of Awards.  Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment.  The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c. Unfunded, Unsecured Plan.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d. Severability.  If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e. Acceptance of Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f. Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award agreements shall be deemed to refer to such successors.

DERMA SCIENCES, INC.
Annual Meeting of Stockholders
May 20, 2014 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Edward J. Quilty, with full power of substitution, as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey on May 20, 2014, at 3:00 p.m., and any adjournments thereof. For directions call 609-514-4744. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends you vote “FOR” the following:

1.	ELECTION OF DIRECTORS:

Nominees:  01) Edward J. Quilty, 02) Srini Conjeevaram, 03) Stephen T. Wills, CPA, MST, 04) C. Richard Stafford, Esq., 05) Robert G. Moussa, 06) Bruce F. Wesson, 07) Brett D. Hewlett and 08) Amy Paul. To withhold authority to vote for any individual nominee(s), mark “FOR All Except” and write the number(s) of the nominee(s) on the line below.

☐ FOR All	☐ WITHHOLD All	☐ FOR All Except

The Board of Directors recommends you vote “FOR” proposals 2 through 6.

2.	AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	AMENDMENT TO THE AMENDED AND RESTATED DERMA SCIENCES, INC. 2012 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 1,500,000, FROM 4,500,000 TO 6,000,000 SHARES:

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:

☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014:

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	DISCRETIONARY AUTHORITY:

In his discretion, the proxy, Edward J. Quilty, is authorized to vote upon such other matters as may come before the meeting and any adjournments thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES, AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE INDICATE IF YOU PLAN TO ATTEND THIS MEETING ☐ YES ☐ NO

Signature	Date
Signature (Joint Owners)	Date